SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                   of the Securities and Exchange Act of 1934

Date of Report  (Date of earliest event reported):   OCTOBER 4, 1999
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                          XOMED SURGICAL PRODUCTS, INC.
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             (Exact name of registrant as specified in its charter)


                                    DELAWARE
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                 (State or other jurisdiction of incorporation)

        000-21517                                         06-1393528
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(Commission File Number)                    (I.R.S. Employer Identification No.)

                           6743 SOUTHPOINT DRIVE NORTH
                        JACKSONVILLE, FLORIDA 32216-0980
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                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (904) 296-9600
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                                 NOT APPLICABLE
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         (Former name or former address, if changed since last report.)


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Item 2.       ACQUISITION OR DISPOSITION OF ASSETS

         On October 4, 1999, the registrant issued a press release announcing the purchase of certain assets of Mentor Corporation's (MNTR) Ophthalmology Division for cash of approximately $21 million, which represents 14.8% of the registrant's total assets as of December 31, 1998. The signing of a definitive agreement for the asset acquisition had been previously announced in a press release dated August 26, 1999. The funds for the purchase price were obtained from cash and temporary borrowings from BankBoston, Connecticut. The assets acquired were used by Mentor in its ophthalmology business and the registrant intends to continue such use.

         The full texts of the press releases are set forth in Exhibits 99.1 and
99.2 attached hereto and is incorporated in this report as if fully set forth herein.

Item 7.       FINANCIAL STATEMENTS AND EXHIBITS

         Exhibit 99.1 Press release dated August 26, 1999.

         Exhibit 99.2 Press release dated October 4, 1999.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    XOMED SURGICAL PRODUCTS, INC.

Dated:  October 12, 1999            By: /s/   THOMAS E. TIMBIE
                                       -----------------------------------------
                                              Thomas E. Timbie
                                              Vice President, Finance and
                                              Chief Financial Officer


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                                 EXHIBIT INDEX


EXHIBIT NO.                       DESCRIPTION
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 99.1               Press release dated August 26, 1999.

 99.2               Press release dated October 4, 1999.